Exhibit 15.1

Consent of Independent Registered Public Accounting Firm

Wallbox N.V.

Barcelona, Spain

We consent to the incorporation by reference in the following Registration Statements:

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Form S-8 (No. 333-263795)
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Forms F-3 (No. 333-268347, No. 333-268792, No.333-271116, No.333-273323, No. 333-276491 and No.333- 281952)

of our report dated April 9, 2026 with respect to the consolidated financial statements of Wallbox N.V. included in this Annual Report (Form 20-F) of Wallbox N.V. for the year ended December 31, 2025.

Ernst & Young, S.L.

Barcelona,

April 9, 2026